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EXHIBIT 10.2
                     ISO 14000 MARKETING AND PROMOTION AGREEMENT


    THIS AGREEMENT is being entered into as of this 20th day of September, 1996, between REALITY INTERACTIVE, INC., a Minnesota corporation with its principal office at Suite 300, 11200 West 78th Street, Eden Prairie, Minnesota 55344 ("RII") and AMERICAN NATIONAL STANDARDS INSTITUTE, a New York corporation, with its principal place of business at 11 WEST 42ND STREET, NEW YORK, NY 10036 ("ANSI").

                                       RECITALS

    WHEREAS, RII is the producer and publisher of a certain environmental standards product published in electronic digital format and known as the ISO 14000 EMS Conformance Series (the "Series");

    WHEREAS, the Series will be comprised of five separate titles
(individually, the "Title") as follows:

    UNDERSTANDING ISO 14000
    GETTING STARTED WITH ISO 14000
    BUILDING AND IMPLEMENTING AN EMS FOR ISO 14000
    INTERNAL AUDITING AND MANAGEMENT REVIEW FOR ISO 14000
    PROJECT PLANNING FOR ISO 14000

    The Titles and Series are collectively referred to herein as the "Product";

    WHEREAS, ANSI desires to market and promote environmental training and education materials including interactive multimedia products;

    WHEREAS, RII is willing to grant ANSI the right to market and promote the Product and to allow ANSI to earn a Promotion Royalty in accordance with the terms and conditions as set forth herein.

                                      AGREEMENTS

         NOW, THEREFORE, in consideration of the recitals and the mutual agreements and acknowledgments made herein, the parties agree as follows:

         1. APPOINTMENT. RII grants to ANSI the nonexclusive right, under the terms of this Agreement, to market and promote the Product in the United States (the "Territory") employing such marketing and promotion programs as identified in EXHIBIT A, or employing other programs as deemed appropriate by the parties.

         2. USE OF TRADEMARKS AND ADVERTISING. ANSI and RII agree to allow each other to advertise and use the trade names, trademarks, images, likenesses or other information of each other ("Approved Materials") for product packaging, normal advertising and promotion in the Territory. In connection with the use of ANSI's Approved Materials, RII will only use such Approved Materials when preceded with the wording "In association with".
ANSI and RII will have the right to review and approve each others initial use of its Approved Materials, and any future changes thereof, prior to marketing and selling the Product. Upon reasonable notice, each party may withdraw or modify such authorization. The respective use of these trademarks are identified as EXHIBIT B AND C.

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         3.   PROMOTION ROYALTY.   ANSI shall be entitled to a Promotion
Royalty of (***)% on each unit of the Product sold by RII up to $(***). Thereafter, ANSI shall be entitled to a Promotion Royalty of (***)% on each unit of the Product sold by RII. The amount of the Promotion Royalty shall be calculated based on Net Receipts. As used herein, "Net Receipts" means the gross revenues that RII receives from sales of the Product by any means or distribution channels, less sales discounts, returns, postage, freight or other actual shipping charges.

         4. PAYMENT. The Promotion Royalty payment required to be made by RII pursuant to section 3 herein shall be made quarterly by the 30th day of each April, July, October and January for the preceding calendar quarter in which such Promotion Royalty accrued. All payments will be made in U.S. dollars and shall be accompanied by a statement, certified to by an officer of RII, setting forth (a) the total Promotion Royalty payable to ANSI and how it was computed, and (b) the total Net Receipts and number of copies of the Product distributed, sold and/or leased by RII during the quarter. Further, RII agrees at its expense to have its independent public accountants certify (and make any necessary adjustments) to ANSI, every fiscal year-end of RII from the date hereof, the Net Receipts derived by RII and the accuracy of the payments made to ANSI. In the event that ANSI requires the certification more frequently, upon request by ANSI, and with reasonable notice, RII shall make available to ANSI the books and records of RII necessary to verify the data supplied.

         5. TERM AND TERMINATION. The term of this Agreement is three years from the date of its execution. The term may be extended by mutual consent of the parties. This Agreement may not be terminated by either party during its term except for good cause. Good cause shall mean a material breach of this Agreement. Neither party may terminate for cause unless it notifies the other party of any alleged material breach in writing and the breach has not been cured within 30 calendar days from the mailing date of such notice.
This Agreement will terminate automatically in the event either party ceases to do business, in the event of either party's bankruptcy, insolvency, or assignment for the benefit of creditors.

Upon termination of this Agreement, ANSI shall return any Product, as well as copies of promotional materials, marketing literature, written information and reports pertaining to the Product that have been supplied by RII. At the same time, RII shall cease using any references to or selling any products with the ANSI Approved Materials, including packaging and any collateral marketing materials. Within ten (10) business days of notice of termination, RII shall gather and destroy, from its own stock as well as from all of its distribution channels, all copies of the product, its packaging, and all collateral marketing materials which may contain any information referring or related to ANSI.

         6. PRICE OF PRODUCT. RII retains the right to establish the retail price of any Title and of the Series (the "Retail Price") and to adjust the Retail Price from time to time.

         7. QUALITY AND WARRANTIES. RII warrants that the digital media on which the Product is distributed is free from defects in materials and workmanship. EXCEPT AS SPECIFICALLY PROVIDED IN THE PRECEDING SENTENCE, RII MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCT, INCLUDING ITS CONTENT, QUALITY, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. This section shall not limit RII's liability with respect to intellectual property rights and indemnification. RII shall extend its standard warranty to purchasers of the Product, a copy of which is attached as EXHIBIT D, in the form in which it appears on the Product Registration Card packaged with the Product. ANSI shall not represent that RII makes any warranty other than this standard warranty.


*** Denotes confidential information that has been omitted from the exhibit and filed seperately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

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         8.   OWNERSHIP AND PROPRIETARY RIGHTS.  RII represents and warrants that (i) it has all rights in and to copyrights, trade secrets and trademarks associated with the Product under this Agreement, (ii) the use of the literary and artistic materials and ideas contained or embodied in the Product, containers and advertising materials, if any, furnished to ANSI by RII in accordance with the terms of this Agreement, will not violate any law, or infringe upon, or violate any rights of any person, firm or corporation, and (iii) RII has no knowledge of any litigation, proceeding or claim pending or threatened against RII which may materially affect RII's rights in and to the Product, or the works and performances embodied thereon, the copyrights pertaining thereto, or the rights, licenses and privileges granted to ANSI hereunder.

         9. INDEMNIFICATION. Each party shall defend, indemnify and hold the other party and its officers, agents and employees harmless against any liability, claim, damage, suit or expense (including reasonable attorney's fees) caused by the first party's acts or omissions, including without limitation, claims based on: (i) the first party's infringement of a patent, copyright, trademark or any other intellectual property right; (ii) bodily injury, death or damage to property caused by the first party; (iii) the first party's conflicts of interests, fraud or criminal conduct; (iv) the first party's non-compliance with applicable laws or regulations; (v) the first party's failure to compensate or comply with any applicable labor standards with respect to the first party's employees, agents or independent contractors; and (vi) the first party's breach of this Agreement, or any representation or warranty contained in this Agreement.

         10. RELATIONSHIP OF PARTIES. During the term of this Agreement, the relationship between RII and ANSI is that of independent contractors. Under no circumstances shall any of the employees of one party be deemed the employees, agents or partners of the other for any purpose.

         11. CONFIDENTIALITY. Any proprietary business information or data, written, oral or otherwise, disclosed by one party to the other ("Confidential Information") shall remain the property of the disclosing party. The parties agree to hold all such Confidential Information in strict confidence and not to disclose same to any third party without the disclosing party's prior written consent. Upon expiration or termination of this Agreement, each party shall return to the other all such Confidential Information in its possession. RII shall permit ANSI to share such Confidential Information with GETF only during the term of their mutual partnership, as well as during the term of ANSI's and GETF's relationship with RII in connection with the marketing and promotion of the Product.

         12. NOTICE. All notices shall be in writing and will be delivered personally, by confirmed facsimile transmission, by certified mail, or overnight courier, to the addresses specified below:

 If to ANSI:    ANSI                   If to RII:  Reality Interactive, Inc.
                11 West 42nd Street                Suite 300
                New York, NY  10036                11200 West 78th Street
                Attn: VP of Finance and Admin      Eden Prairie, MN  55344
                Telephone:  (212) 642-4900         Attn: Wes Winnekins, CFO
                Fax:  (212) 398-0023               Telephone:  (612) 996-6777
                                                   Fax:  (612) 996-6799

Notice will be effective only upon receipt.

    13.  MISCELLANEOUS.

              (a) ASSIGNMENT, AMENDMENT AND SEVERABILITY. Neither this Agreement nor any rights hereunder or interest herein may be assigned by either party without the prior written consent of the other. This Agreement and the Exhibits hereto constitute the entire agreement between RII and ANSI. In the event any provision of this Agreement is found to be void or unenforceable, all remaining provisions of this Agreement will remain in full force and effect.

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              (b) GOVERNING LAW.  This Agreement and the relationship between the parties hereto will be governed by and construed in accordance with the laws of the State of Minnesota.

              (c) MODIFICATION. No modification, amendment, supplement to or waiver of any provision of this Agreement shall be binding upon the parties hereto unless made in writing and duly signed by all parties.

              (d) ARBITRATION. All disputes arising out of or relating to this Agreement shall be submitted to arbitration by the American Arbitration Association ("AAA") in the City of Minneapolis, Minnesota, or the AAA in the City and State of New York, at the option of the petitioner. In no event shall the arbitrator have the power to include any element of punitive, incidental or consequential damages in the arbitration award. Judgment on the arbitration award in accordance with this Agreement may be entered in any state or federal court of competent jurisdiction.

IN WITNESS WHEREOF, the parties have caused the Agreement to be executed as of the date written above.

REALITY INTERACTIVE, INC.              AMERICAN NATIONAL STANDARDS
                                       INSTITUTE


BY  /s/  Wesley W. Winnekins           BY   /s/  Sergio Mazza
  -----------------------------          -----------------------------

ITS  Chief Financial Officer           ITS President and Chief Executive Officer
    ---------------------------           --------------------------------------

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                                       EXHIBIT A
                          ANSI/RII PARTNERING OPPORTUNITIES




PRODUCT OPPORTUNITIES
---------------------

Web links between our respective Internet locations




MARKETING OPPORTUNITIES
-----------------------

ANSI featured in Reality PR efforts with Schwartz Communications

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                                      EXHIBIT B
                                   ANSI TRADEMARKS




                          In Association with    [LOGO] ANSI

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                                      EXHIBIT C
                                    RII TRADEMARKS
                                 (APPROVED MATERIALS)





                           [LOGO] REALITY INTERACTIVE (TM)


                       REAL TOOLS FOR ACCELERATED LEARNING (TM)


                           [LOGO] REALITY INTERACTIVE (TM)
                       REAL TOOLS FOR ACCELERATED LEARNING (TM)

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                                      EXHIBIT D

                                  STANDARD WARRANTY

    Licensor warrants that the optical media on which the Product is distributed is free from defects in materials and workmanship. Licensor will replace defective media at no charge, provided you return the defective item with dated proof of payment to Licensor within ninety (90) days of the date of delivery. This is your sole and exclusive remedy for any breach of warranty. EXCEPT AS SPECIFICALLY PROVIDED ABOVE, LICENSOR MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESSED OR IMPLIED, WITH RESPECT TO THE PRODUCT, INCLUDING ITS CONTENT, QUALITY, PERFORMANCE, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT WILL LICENSOR BE LIABLE FOR DIRECT, INDIRECT, SPECIAL; INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OR INABILITY TO USE THE PRODUCT OR DOCUMENTATION. EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO CASE SHALL LICENSOR'S LIABILITY EXCEED THE AMOUNT OF THE LICENSE FEE PAID. THE WARRANTY AND REMEDIES SET FORTH ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHERS, ORAL OR WRITTEN, EXPRESS OR IMPLIED. Some states do not allow the exclusion or limitation of implied warranties or limitation of liability for incidental or consequential damages, so that the above limitation or exclusion may not apply to you.






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